Exhibit 99.1

JP Morgan Healthcare Conference January 7, 2008

VWR Overview John Ballbach Chairman, President & Chief Executive Officer

Cautionary Statement Any statements made in this presentation about future operating results or other future events are forward-looking statements under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from such forward-looking statements. A discussion of factors that could cause actual results or events to vary is contained in the Appendix to this presentation and in the SEC filings of VWR International's parent company, VWR Funding, Inc.

Founded in 1852 and headquartered in West Chester, Pennsylvania; combined with Merck's European distribution business in 1999 Leader in the global lab supply industry #1 market share in Europe #2 market share in the U.S. Highly-diversified across products and services, geographic regions and customers Products distributed include general laboratory supplies, chemicals, equipment / instrumentation / furniture, production supplies and safety and life science supplies Characterized by steady growth through consumable-heavy product mix - represents approximately 75% of Net Sales Serves a diversified and growing collection of end customers, including pharmaceuticals, biotechnology, education and industrials Over 6,000 employees, including a sales force of more than 1,100 Company Snapshot

Business Overview #1 market share in Europe and #2 market share in the U.S. Provides distribution services to a highly fragmented supply chain by offering products from a wide range of manufacturers to a large number of customers Reports financial results on the basis of the following three business segments: North American Lab, European Lab and Science Education In addition, VWR has a small, but growing, Asia / Export operation World's largest supplier of scientific supplies to primary and secondary schools 2006 Net Sales: $3,257.6 Million 2006 BCA EBITDA (a): $244.4 Million (a) As calculated per VWR International's April 7, 2004 Credit Agreement, which was terminated on June 29, 2007. See Appendices A-2 through A-4 for reconciliations of this non-GAAP measure to net income and for more information.

Product Portfolio Offers wide range of products including General Laboratory Supplies, Chemicals, Equipment / Instrumentation / Furniture, Production Supplies and Safety and Life Science Supplies Approximately 75% of net sales derived from sale of consumable products, which represent recurring streams of revenue Average order size is less than $500 Also offers durable products, including centrifuges, hoods / workstations, ovens, microscopes and cold storage equipment 75% of VWR Net Sales is derived from consumable products. Average order size is less than $500 Consumables: 75% End Customer Segment 2006 Net Sales Composition

Highly Diversified Customer Base Fragmented and stable customer base across a diverse array of end users and geographies Global customer base is comprised of ~ 50% Biopharmaceutical and Education customers Mix of small-to-medium sized accounts 41% of 2006 net sales from customers with annual purchases of less than $750,000 35% from customers with annual purchases between $750,000 and $10 million Strong competitive position supplying BioPharma research labs. Long-term relationships with: Principal provider of lab supplies to a majority of 20 largest pharmaceutical companies 3 of the largest NA biotechnology buying consortia Long-Term Strategic Partnerships

Strong Supplier Relationships 1,300 Core Suppliers Additional exclusive distributor arrangements with Beckman Coulter, Pall, Agilent, Axygen and others Long-standing supplier relationship with ThermoFisher Includes a majority of the major manufacturers of laboratory chemicals, glassware, plasticware, instruments and other laboratory equipment, protective clothing and laboratory furniture who sell through distributors Distribution agreement for VWR to continue distributing Merck KGaA chemicals in Western Europe after acquisition by CD&R Indicative Supplier List

High Value-Add Position

Significant Global Infrastructure with Leading Market Shares North America Europe & Asia Batavia, IL Briare, France Bridgeport, NJ Bruchsal, Germany Brisbane, CA Darmstadt, Germany Buffalo, NY Dublin, Ireland Denver, CO Haasrode, Belgium Manati, Puerto Rico Karlskoga, Sweden Mexico City, Mexico Lutterworth, U.K. Mississauga, Ontario, Canada Milan, Italy Rochester, NY Mollet del Valles, Spain Suwanee, GA Singapore Distribution Centers #1 market share in Europe #2 market share in the U.S.

Growth Opportunities Investments in Category Management and Specialist Sales Force Global sales force of 1,100 generalists and specialists Continued investment to target certain high growth categories, such as Life Sciences Life Sciences Strategy Fastest growing category within global lab supply industry Future opportunities with other life science suppliers Services Continued expansion into value-added services for its suppliers and end-users Well positioned for expansion into higher-end service offerings, such as contract research and analytical lab services Geographic Expansion Expanding in Asia to meet the needs of global customers, as well as to source lower-cost products Ultimately expect to service local customers in Asia Asia expansion has been focused on three regions: Singapore, China and India

Largest Supplier of Science Education Materials Extensive Family of Brands Comprehensive Solutions Kits Earth Science Chemistry Elementary Reading & Math Lab & Classroom Furniture Biology Forensics Biotechnology Lab Supplies Physics World's largest supplier of science education materials to primary and secondary schools Science Education segment is estimated to be approximately $600 million in size VWR's Science Education Net Sales have grown at CAGR of 7.6% from 2004 - 2006 Multi-brand and multi-line catalog supplier of a wide range of products including educational supplies, products, specimens, specialized science kits and support products to its K-12 science education customers, and has particular strength in Biology, Chemistry, Physics, Geology and Math Services its customers from 2 distribution centers in upstate New York, and sells more than 35,000 products to its broad customer base

Attractive Industry Dynamics

- **Large, global market with favorable growth characteristics**
  - Has historically grown at 4–5% per annum
  - Driven by general research and development spending
  - U.S. R&D spending has grown at a CAGR of 7.4% from 1960 to 2004
- **Estimated to be $50 billion in size and comprised of 3 primary market segments**
  - Global Lab Supply segment in which VWR primarily operates is the largest segment and accounts for ~54% of the total market (~$27Bn)
- **Favorable Competitive Structure**
  - Industry is highly fragmented and led by three primary participants: VWR, ThermoFisher and Sigma Aldrich, who collectively account for 39% of global industry sales
    - Other major competitors have developed substantial self-manufacturing operations
  - Excluding its private label business, VWR does not compete with its suppliers and is a preferred distributor for selected products

$27 Billion Global Lab Supply Market Segment



Other
$4.3b
16%
Environmental
$1.6b
6%
Government
$1.6b
6%
E&MR (1)
$4.9b
18%
BioPharma
$9.8b
36%
Industrial
$4.9b
18%

Source: Laboratory Products Association and VWR management estimates.
Note: E&MR – Education & Medical Research

13

Strong & Stable Financial Profile Net Sales (a) BCA EBITDA (b) Consistent top-line growth at a CAGR of 5.3% since 2003 EBITDA CAGR of 9.9% since 2003 driven by sales and margin growth (and cost redeployment) LTM September 2007 figures include adjustment for KMF and Bie & Berntsen A-S as if owned during entire preceding 12 month period 2003-2006 as previously reported in SEC filings. LTM September 2007 as previously reported for prior 12 months plus adjustment to include KMF and Bie & Berntsen sales as if wholly-owned for prior 12 months. LTM September 2007 reported sales were $3,423.0 million. BCA EBITDA for the periods 2003-2006 as calculated per VWR's April 7, 2004 Credit Agreement (which was terminated as of June 29, 2007). BCA EBITDA for the LTM September 2007 period as calculated per VWR's June 29, 2007 Credit Agreement, which is currently in effect. See Appendices A-2 through A-4 for reconciliations of this non- GAAP measure to net income and for more information. ($ in millions) ($ in millions) 7.6% YOY Growth: 4.4% 3.8% 3.7% 12.9% 13.3% YOY Growth: 6.4% 6.9% 7.5% Margin: 6.6% 8.5% 21.8% 4.1%

Sino Chemical Company Pte. Ltd. (Singapore) Singapore-based distributor of chemicals, equipment and consumables to the Singapore laboratory market Acquired on 10/2/06 Merged operationally with our Singapore business KMF (Germany) German-based distributor of scientific supplies to the German laboratory market Acquired remaining 76% on 4/2/07 Merging operationally with our existing German business during 2007 Bie & Berntsen (Denmark) Danish-based distributor of scientific supplies to the Danish laboratory market Merging operationally with our existing Danish business during 2007 Omnilabo International BV (Netherlands) Dutch-based laboratory supply distributor in Netherlands and Belgium Merging operationally with our existing Dutch business during remainder of 2007 and early 2008 Laboratory distribution market offering attractive acquisition candidates Continue to evaluate candidates across all geographies Our strong existing footprint in North America and Europe offers significant deal synergies to VWR Recent Acquisition Activity

Appendix

A-1 Forward-Looking Information Statement All statements included in or made during this presentation other than statements of historical fact may constitute forward-looking statements within the meaning of the federal securities laws. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that the assumptions and expectations will prove to be correct. The following are among the factors that could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements: actions by, and our ability to maintain our relationships with, manufacturers, customers, carriers and other third parties; loss of our key executive officers; our ability to consummate and integrate potential acquisitions; the effect of political and economic conditions, inflation and interest rates worldwide; the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters; increased competition from other companies in our industry and our ability to retain or increase our market shares in the principal geographical areas in which we operate; foreign currency exchange rates; and our ability to generate sufficient funds to meet our debt service obligations, capital expenditure program requirements, ongoing operating costs and working capital needs. Any such forward-looking statements should be considered in light of such important factors and in conjunction with VWR Funding, Inc.'s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2007 and September 30, 2007.

A-2

A-3

A-4 References to "Bank Credit Agreement EBITDA" or "BCA EBITDA" "Bank Credit Agreement EBITDA" or "BCA EBITDA" as presented in Slides A-2 and A-3 is a financial performance measure that is or was required to be calculated pursuant to the applicable credit agreement referenced in the footnote to each applicable slide. Under VWR International's credit agreement referenced in Slide A-2, this non-GAAP measure was required to measure VWR International's compliance with certain covenant ratio tests and to determine the credit spread on certain loans. Under VWR Funding's credit agreement referenced in Slide A-3, this non-GAAP measure is required to determine the credit spread on certain loans and fees. The calculations of this financial measure are similar under each such credit agreement but not identical. "Bank Credit Agreement EBITDA" or "BCA EBITDA" is a non-GAAP financial measure, and should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity. As specified in the tables and accompanying footnotes on Slides A-2 and A-3, this non-GAAP measure eliminates the effect of charges primarily associated with financing decisions, tax regulations, capital investments and certain non-cash and extraordinary, unusual or non-recurring items. In addition to the lenders under each applicable credit agreement, management believes that this non-GAAP measure is a key financial metric also used by other members of the investment community to evaluate and measure operating performance.